Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                     Contact:                      David M. Findlay
                                                                                                                              President and
                                                                                                                              Chief Financial Officer
                                                                                                                              (574) 267-9197
                                                                                                                              david.findlay@lakecitybank.com

Lake City Bank Reports Record Results

Net Income, Earnings Per Share and Dividend Increase 10% for Quarter

Warsaw, Indiana (July 25, 2012) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported the highest quarterly and six month net income and earnings per share in its history.  The Company achieved record net income of $8.8 million for the second quarter of 2012, an increase of 10% versus $8.0 million in the second quarter of 2011.  Diluted net income per share also increased 10% to a record level of $0.54 in the second quarter versus $0.49 for the comparable period of 2011.

The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.17 per share, payable on August 6, 2012 to shareholders of record as of July 25, 2012.  The quarterly dividend represents a 10% increase over the quarterly dividends paid in 2011.

The Company further reported record net income of $17.4 million for the six months ended June 30, 2012 versus $14.0 million for the comparable period of 2011, an increase of 25%.  Diluted net income per common share also set a new record and increased 23% to $1.06 for the six months ended June 30, 2012 versus $0.86 for the comparable period of 2011.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “With strong earnings momentum and a robust balance sheet, Lake City Bank is well positioned to capitalize on our reputation as one of the leading commercial banks in Indiana.  Our shareholders continue to be rewarded by these good results through a healthy dividend, as well as the performance of our stock, which has increased more than 30% in the last two years.”

Average total loans for the second quarter of 2012 were $2.22 billion versus $2.14 billion for the second quarter of 2011, an increase of 4%.  On a linked quarter basis, average loans grew by $5 million compared to the first quarter of 2012.  Total loans outstanding grew $66 million, or 3%, from $2.15 billion as of June 30, 2011 to $2.21 billion as of June 30, 2012.  Net loans outstanding at June 30, 2012 represented a decrease of $19 million versus $2.23 billion as of December 31, 2011.  Driving this $19 million decrease in net loans outstanding were anticipated reductions in nonowner occupied commercial real estate loans of $52 million and seasonal reductions in total agribusiness loans of $17 million.

Kubacki added, “Overall, loan demand has been good in 2012.  Yet, quarter end loan totals reflect the impact of payoffs of existing credit facilities, particularly in our commercial real estate portfolio.  This portfolio has been significantly reduced through the anticipated and successful placement of these interim project financings with long-term, non-bank institutional lenders.”

The Company’s net interest margin was 3.32% in the second quarter of 2012 versus 3.53% for the second quarter of 2011 and 3.41% in the linked first quarter of 2012.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  For the six months ended June 30, 2012, the Company’s net interest margin was 3.37% versus 3.66% for the comparable period in 2011.

David M. Findlay, President and Chief Financial Officer, stated, “With the prolonged and unprecedented period of low interest rates continuing, we’re experiencing net interest margin compression as the rates we earn on loans and investments continue to decline.  Absent any material change in the Federal Reserve’s stance on rates, we expect to continue to see a tightening margin.”

The Company’s tangible common equity to tangible assets ratio was 9.58% at June 30, 2012 compared to 9.37% at June 30, 2011 and 9.41% at March 31, 2012.  Average total deposits for the quarter ended June 30, 2012 were $2.55 billion versus $2.43 billion for the first quarter of 2012 and $2.34 billion for the second quarter of 2011.

Findlay added, “We’ve done an exceptional job of building a capital structure that provides us with a solid base for future loan growth.  This capital strength will be critical to our competitive position as the inevitable rebound in our economy continues and, as a result, loan demand picks up.  We believe that an important use of our capital is to lend money to our clients and contribute to the commercial recovery and expansion of our Indiana communities.”

The Company’s provision for loan losses in the second quarter of 2012 was $500,000 versus $2.9 million in the same period of 2011.  In the first quarter of 2012, the provision was $799,000.  For the six months ended June 30, 2012, the Company’s provision for loan losses was $1.3 million versus $8.5 million for the comparable period in 2011.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics,  adequate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of June 30, 2012 was $51.8 million compared to $51.3 million as of June 30, 2011 and $53.4 million as of December 31, 2011.  The allowance for loan losses represented 2.34% of total loans as of June 30, 2012 versus 2.39% at June 30, 2011 and 2.37% as of March 31, 2012.  The Company improved its coverage of troubled loans as the allowance for loan losses represented 150% of nonperforming loans as of June 30, 2012 versus 137% at June 30, 2011 and 144% as of March 31, 2012.

Net charge-offs totaled $1.4 million in the second quarter of 2012 versus $136,000 during the second quarter of 2011 and $1.4 million during the linked first quarter of 2012.  The largest charge off attributable to a single commercial credit during the quarter was $1.7 million.  For the six months ended June 30, 2012, net charge-offs were $2.9 million versus $2.2 million for the comparable period in 2011.  Nonperforming assets decreased 10% to $36.4 million as of June 30, 2012 versus $40.1 million as of June 30, 2011.  On a linked quarter basis, nonperforming assets were 6% lower than the $38.6 million reported as of March 31, 2012.  The decrease in nonperforming loans during the quarter primarily resulted from the aforementioned net charge-offs.  The ratio of nonperforming assets to total assets at June 30, 2012 was 1.22% versus 1.47% at June 30, 2011 and 1.31% at March 31, 2012.  Total watch list loans were $151.0 million at June 30, 2012 versus $160.5 million at June 30, 2011, a decrease of 6%.

The Company's noninterest income decreased 2% to $5.8 million for the second quarter of 2012, versus $5.9 million for the second quarter of 2011.  On a linked quarter basis, noninterest income decreased by $38,000 from $5.9 million in the first quarter of 2012.  On a year-over-year basis, noninterest income was positively impacted by a $319,000 increase in investment brokerage fees, a $192,000 increase in loan, insurance and service fees and an $189,000 increase in mortgage banking income.  Noninterest income was negatively impacted by a $449,000 increase in other than temporary impairment on three non-agency mortgage backed securities in the Company’s investment portfolio.  Other than temporary impairment, which is a non-cash item, was $449,000 in the second quarter of 2012, versus $510,000 in the linked first quarter of 2012.  There was no other than temporary impairment recognized in the second quarter of 2011.  Excluding the non-cash other than temporary impairment charges, noninterest income increased 6%, or $343,000, from $5.9 million in the second quarter of 2011 to $6.3 million for the comparable period in 2012.

The Company's noninterest expense increased by only 2%, or $276,000, to $14.2 million in the second quarter of 2012 versus $14.0 million in the comparable quarter of 2011.  On a linked quarter basis, non-interest expense decreased by 3% versus $14.7 million in the first quarter of 2012.  On a year-over-year basis, salaries and employee benefits increased by $345,000 in the three-month period ended June 30, 2012 versus the same period of 2011.  These increases were driven by staff additions, normal merit increases and employee health insurance expense increases.  The Company's efficiency ratio for the second quarter of 2012 was 51%, compared to a ratio of 48% for the comparable quarter of 2011 and 52% for the linked first quarter of 2012.

Lakeland Financial Corporation is a $3.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
SECOND QUARTER 2012 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2012	2012	2011	2012	2011
END OF PERIOD BALANCES
Assets	$ 2,974,438	$ 2,954,616	$ 2,735,018	$ 2,974,438	$ 2,735,018
Deposits	2,525,485	2,483,870	2,276,499	2,525,485	2,276,499
Loans	2,214,400	2,225,462	2,148,432	2,214,400	2,148,432
Allowance for Loan Losses	51,817	52,757	51,260	51,817	51,260
Total Equity	287,658	280,960	259,400	287,658	259,400
Tangible Common Equity	284,543	277,797	256,097	284,543	256,097
AVERAGE BALANCES
Total Assets	$ 3,015,641	$ 2,893,320	$ 2,788,763	$ 2,954,484	$ 2,741,285
Earning Assets	2,730,356	2,703,225	2,646,059	2,716,790	2,604,194
Investments	479,131	469,979	429,276	474,555	433,848
Loans	2,220,641	2,215,604	2,137,343	2,218,122	2,117,410
Total Deposits	2,554,013	2,427,710	2,336,234	2,490,861	2,280,807
Interest Bearing Deposits	2,208,292	2,093,348	2,042,063	2,150,820	1,986,642
Interest Bearing Liabilities	2,365,962	2,265,943	2,224,449	2,315,952	2,179,615
Total Equity	284,638	277,181	255,843	280,913	252,950
INCOME STATEMENT DATA
Net Interest Income	$ 22,148	$ 22,497	$ 22,945	$ 44,645	$ 46,479
Net Interest Income-Fully Tax Equivalent	22,550	22,899	23,328	45,450	47,245
Provision for Loan Losses	500	799	2,900	1,299	8,500
Noninterest Income	5,812	5,850	5,918	11,662	10,744
Noninterest Expense	14,249	14,680	13,973	28,929	28,141
Net Income	8,819	8,626	7,989	17,445	13,954
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.54	$ 0.53	$ 0.49	$ 1.07	$ 0.86
Diluted Net Income Per Common Share	0.54	0.52	0.49	1.06	0.86
Cash Dividends Declared Per Common Share	0.170	0.155	0.155	0.325	0.31
Book Value Per Common Share (equity per share issued)	17.61	17.21	16.00	17.61	16.00
Market Value – High	26.83	27.50	23.05	27.50	23.65
Market Value – Low	24.07	23.91	20.68	23.91	20.50
Basic Weighted Average Common Shares Outstanding	16,324,928	16,280,416	16,201,311	16,298,981	16,198,348
Diluted Weighted Average Common Shares Outstanding	16,453,561	16,439,243	16,300,229	16,450,832	16,296,684
KEY RATIOS
Return on Average Assets	1.18%	1.20%	1.15%	1.19%	1.03%
Return on Average Total Equity	12.46	12.52	12.52	12.49	11.12
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	50.96	51.79	48.41	51.38	49.18
Average Equity to Average Assets	9.44	9.58	9.17	9.51	9.23
Net Interest Margin	3.32	3.41	3.53	3.37	3.66
Net Charge Offs to Average Loans	0.26	0.26	0.03	0.26	0.21
Loan Loss Reserve to Loans	2.34	2.37	2.39	2.34	2.39
Loan Loss Reserve to Nonperforming Loans	149.67	144.46	137.17	149.67	137.17
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	90.29	89.03	104.84	90.29	104.84
Nonperforming Loans to Loans	1.56	1.64	1.74	1.56	1.74
Nonperforming Assets to Assets	1.22	1.31	1.47	1.22	1.47
Tier 1 Leverage	10.16	10.37	10.07	10.16	10.07
Tier 1 Risk-Based Capital	12.85	12.55	12.31	12.85	12.31
Total Capital	14.11	13.81	13.57	14.11	13.57
Tangible Capital	9.58	9.41	9.37	9.58	9.37
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 6,744	$ 3,573	$ 2,379	$ 6,744	$ 2,379
Loans Past Due 90 Days or More	106	54	134	106	134
Non-accrual Loans	34,514	36,466	37,235	34,514	37,235
Nonperforming Loans (includes nonperforming TDR's)	34,620	36,520	37,369	34,620	37,369
Other Real Estate Owned	1,737	2,067	2,753	1,737	2,753
Other Nonperforming Assets	13	40	8	13	8
Total Nonperforming Assets	36,370	38,627	40,130	36,370	40,130
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	32,129	31,940	8,550	32,129	8,550
Performing Troubled Debt Restructurings	22,767	22,735	11,526	22,767	11,526
Total Troubled Debt Restructurings	54,896	54,675	20,076	54,896	20,076
Impaired Loans	59,256	60,995	51,423	59,256	51,423
Total Watch List Loans	151,047	151,831	160,475	151,047	160,475
Gross Charge Offs	1,852	1,733	651	3,584	2,949
Recoveries	412	291	515	702	702
Net Charge Offs/(Recoveries)	1,440	1,442	136	2,882	2,247

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of June 30, 2012 and December 31, 2011
(in thousands, except share data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$ 162,669	$ 56,909
Short-term investments	32,280	47,675
Total cash and cash equivalents	194,949	104,584

Securities available for sale (carried at fair value)	478,440	467,391
Real estate mortgage loans held for sale	5,124	2,953

Loans, net of allowance for loan losses of $51,817 and $53,400	2,162,583	2,180,309

Land, premises and equipment, net	34,962	34,736
Bank owned life insurance	40,502	39,959
Accrued income receivable	9,446	9,612
Goodwill	4,970	4,970
Other intangible assets	73	99
Other assets	43,389	45,075
Total assets	$ 2,974,438	$ 2,889,688

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 376,928	$ 356,682
Interest bearing deposits	2,148,557	2,056,014
Total deposits	2,525,485	2,412,696

Short-term borrowings
Federal funds purchased	0	10,000
Securities sold under agreements to repurchase	98,696	131,990
Total short-term borrowings	98,696	141,990

Accrued expenses payable	14,802	13,550
Other liabilities	1,831	2,195
Long-term borrowings	15,038	15,040
Subordinated debentures	30,928	30,928
Total liabilities	2,686,780	2,616,399

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,331,947 shares issued and 16,253,496 outstanding as of June 30, 2012
16,217,019 shares issued and 16,145,772 outstanding as of December 31, 2011	88,440	87,380
Retained earnings	194,046	181,903
Accumulated other comprehensive loss	6,491	5,139
Treasury stock, at cost (2012 - 78,451 shares, 2011 - 71,247 shares)	(1,408)	(1,222)
Total stockholders' equity	287,569	273,200

Noncontrolling interest	89	89
Total equity	287,658	273,289
Total liabilities and equity	$ 2,974,438	$ 2,889,688

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Six Months Ended June 30, 2012 and 2011
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 25,795	$ 26,300	$ 51,986	$ 52,165
Tax exempt	112	122	224	243
Interest and dividends on securities
Taxable	2,627	3,361	5,391	7,418
Tax exempt	699	687	1,396	1,376
Interest on short-term investments	16	78	27	96
Total interest income	29,249	30,548	59,024	61,298

Interest on deposits	6,602	7,093	13,363	13,778
Interest on borrowings
Short-term	104	147	217	318
Long-term	395	363	799	723
Total interest expense	7,101	7,603	14,379	14,819

NET INTEREST INCOME	22,148	22,945	44,645	46,479

Provision for loan losses	500	2,900	1,299	8,500

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	21,648	20,045	43,346	37,979

NONINTEREST INCOME
Wealth advisory fees	897	929	1,811	1,747
Investment brokerage fees	940	621	1,740	1,352
Service charges on deposit accounts	2,011	1,939	3,892	3,902
Loan, insurance and service fees	1,452	1,260	2,641	2,336
Merchant card fee income	289	288	605	522
Other income	280	646	945	1,018
Mortgage banking income	392	203	984	154
Net securities gains (losses)	0	32	3	(166)
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	(475)	0	(985)	(121)
Loss recognized in other comprehensive income	26	0	26	0
Net impairment loss recognized in earnings	(449)	0	(959)	(121)
Total noninterest income	5,812	5,918	11,662	10,744

NONINTEREST EXPENSE
Salaries and employee benefits	8,363	8,018	17,438	16,191
Net occupancy expense	831	752	1,716	1,627
Equipment costs	596	510	1,213	1,064
Data processing fees and supplies	1,060	979	1,901	2,091
Other expense	3,399	3,714	6,661	7,168
Total noninterest expense	14,249	13,973	28,929	28,141

INCOME BEFORE INCOME TAX EXPENSE	13,211	11,990	26,079	20,582

Income tax expense	4,392	4,001	8,634	6,628

NET INCOME	$ 8,819	$ 7,989	$ 17,445	$ 13,954

BASIC WEIGHTED AVERAGE COMMON SHARES	16,324,928	16,201,311	16,298,981	16,198,348

BASIC EARNINGS PER COMMON SHARE	$ 0.54	$ 0.49	$ 1.07	$ 0.86

DILUTED WEIGHTED AVERAGE COMMON SHARES	16,453,561	16,300,229	16,450,832	16,296,684

DILUTED EARNINGS PER COMMON SHARE	$ 0.54	$ 0.49	$ 1.06	$ 0.86

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2012
(unaudited in thousands)

	June 30,		December 31,		June 30,
	2012		2011		2011
Commercial and industrial loans:
Working capital lines of credit loans	$ 413,394	18.7%	$ 373,768	16.7%	$ 360,813	16.8%
Non-working capital loans	375,677	17.0	377,388	16.9	371,001	17.3
Total commercial and industrial loans	789,071	35.6	751,156	33.6	731,814	34.1

Commercial real estate and multi-family residential loans:
Construction and land development loans	84,416	3.8	82,284	3.7	133,194	6.2
Owner occupied loans	356,889	16.1	346,669	15.5	333,236	15.5
Nonowner occupied loans	333,237	15.0	385,090	17.2	336,496	15.7
Multifamily loans	35,587	1.6	38,477	1.7	22,557	1.0
Total commercial real estate and multi-family residential loans	810,129	36.6	852,520	38.2	825,483	38.4

Agri-business and agricultural loans:
Loans secured by farmland	112,431	5.1	118,224	5.3	95,526	4.4
Loans for agricultural production	108,514	4.9	119,705	5.4	103,052	4.8
Total agri-business and agricultural loans	220,945	10.0	237,929	10.7	198,578	9.2

Other commercial loans	63,681	2.9	58,278	2.6	53,702	2.5
Total commercial loans	1,883,826	85.1	1,899,883	85.0	1,809,577	84.2

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	105,057	4.7	106,999	4.8	107,471	5.0
Open end and junior lien loans	171,063	7.7	175,694	7.9	178,274	8.3
Residential construction and land development loans	9,190	0.4	5,462	0.2	3,273	0.2
Total consumer 1-4 family mortgage loans	285,310	12.9	288,155	12.9	289,018	13.5

Other consumer loans	45,726	2.1	45,999	2.1	50,176	2.3
Total consumer loans	331,036	14.9	334,154	15.0	339,194	15.8
Subtotal	2,214,862	100.0%	2,234,037	100.0%	2,148,771	100.0%
Less: Allowance for loan losses	(51,817)		(53,400)		(51,260)
Net deferred loan fees	(462)		(328)		(339)
Loans, net	$2,162,583		$2,180,309		$2,097,172